SECURITIES AND EXCHANGE COMMISSION
                          	Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT



                 	Pursuant to Section 13 or 15(d) of the
                   	Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): November 13, 1998


         	            INTERCOUNTY BANCSHARES, INC.
        	(Exact name of registrant as specified in its charter)




      OHIO                         0-23134               31-1004998
(State or other jurisdiction (Commission File No.) (IRS Employer I.D. No.) of incorporation)


      48 N. South Street, Wilmington, Ohio           45177
   (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:      (937) 382-1441

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Item 5.      Other Events.

     On November 13, 1998, InterCounty Bancshares, Inc., an Ohio corporation ("InterCounty"), and its wholly-owned subsidiary, The National Bank and Trust Company, a national bank ("NB&T"), and Arnold Jones Insurance Agency, Inc., an Ohio corporation (the "Agency"), and its shareholders, Arnold Jones, JoAnn Jones, Richard Jones, Brenda Jones and Diana Edwards, entered into an Agreement and Plan of Reorganization, a copy of which is attached hereto as Exhibit 2 (the "Agreement"). The Agreement provides for the acquisition of the Agency by NB&T (the "Acquisition"). The following summary of some of the material terms and conditions of the Agreement is qualified in its entirety by reference to Exhibit 2.

     In accordance with the terms and subject to the conditions of the Agreement, all of the 500 outstanding shares of the Agency will be canceled and extinguished on the effective date of the Acquisition in consideration and exchange for a total of 17,780 common shares of InterCounty. On November 13, 1998, there were 3,154,254 common shares of InterCounty issued and outstanding.

     The consummation of the Acquisition is subject to a number of conditions. The Agreement may be terminated by any of the parties if the Acquisition is not consummated on or before December 31, 1998.

Item 7.    Financial Statements and Exhibits.
     (a)  and (b).  Not applicable.
     (c)  Exhibits.
See Index to Exhibits.
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
                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   INTERCOUNTY BANCSHARES, INC.



                                By:  /s/ Timothy L. Smith
                                     -------------------------
                                     Timothy L. Smith, President


Date:  November 13, 1998



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
                                INDEX TO EXHIBITS


Exhibit Number             Description

     2 Agreement and Plan of Reorganization, dated November 13, 1998, by and among InterCounty Bancshares, Inc., The National Bank and Trust Company, Arnold Jones Insurance Agency, Inc., Arnold Jones, JoAnna Jones, Richard Jones, Brenda Jones and Diana Edwards

    99             News Release of InterCounty Bancshares, Inc., dated
                   November 13, 1998



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